Exhibit 32.1
Certification of Chief Executive Officer of CBIZ, Inc.
This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2006 (the “Form 10-Q”) of CBIZ, Inc. (the “Issuer”).
I, Steven L. Gerard, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:
(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: November 9, 2006	\s\ Steven L. Gerard Steven L. Gerard Chief Executive Officer
Subscribed and sworn to before me this 9th day of November, 2006.
\s\ Michael W. Gleespen Name: Michael W. Gleespen Title: Notary Public & Attorney-At-Law Registered in Franklin County, Ohio No Expiration Date